                                                                    Exhibit 8(b)

                           Weil, Gotshal & Manges LLP





                               September 6, 1996



NYNEX Corporation
1095 Avenue of the Americas
New York, New York 10036

Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Merger Subsidiary ("Sub"), a Delaware corporation and a direct wholly-owned subsidiary of Bell Atlantic Corporation ("Bell Atlantic"), a Delaware corporation, with and into NYNEX Corporation ("NYNEX"), a Delaware corporation, including the amendment and restatement of Bell Atlantic's certificate of incorporation (the "Certificate Amendment").

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1996 by and between NYNEX and Bell Atlantic, as amended and restated on July 2, 1996 (the "Merger Agreement"), and the Joint Proxy Statement/Prospectus dated September 9, 1996 (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by Bell Atlantic with the Securities and Exchange Commission on September 6, 1996 (the "Registration Statement").

                  Our opinion set forth below assumes (1) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the

NYNEX Corporation
Page 2


Joint Proxy Statement and the Registration Statement and (2) the accuracy and completeness (on the date hereof and at the Effective Time (as defined in the Merger Agreement)) of (i) the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (ii) the facts that are the subject of the representations of NYNEX set forth in the NYNEX Officer's Certificate described in section 4.17(f) of the Merger Agreement to be delivered to us by NYNEX and dated as of the Effective Time, and (iii) the facts that are the subject of the representations of Bell Atlantic and Sub set forth in the Bell Atlantic Officer's Certificate described in section 5.17(f) of the Merger Agreement to be delivered to us by Bell Atlantic and dated as of the Effective Time.

                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, as of the date hereof we are of the opinion that, for federal income tax purposes:

                  1. the Merger, including the Certificate Amendment, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  2. no gain or loss will be recognized by Bell Atlantic, NYNEX or Sub as a result of the formation of Sub and the Merger, including the Certificate Amendment; and

                  3. no gain or loss will be recognized by stockholders of NYNEX upon their exchange of common stock of NYNEX solely for common stock of Bell Atlantic pursuant to the Merger, except with respect to cash received in lieu of fractional shares of common stock of Bell Atlantic and the payment of any real property transfer taxes on behalf of stockholders of NYNEX.

NYNEX Corporation
Page 3

In addition, based upon our examination and review of the documents referred to above and subject to the assumptions set forth above, and except to the extent qualified therein, we confirm that the discussion set forth under the heading "Material Federal Income Tax Consequences" in the Joint Proxy Statement, to the extent it expresses legal conclusions, accurately reflects our opinion as of the date hereof as to the material federal income tax consequences of the consummation of the Merger to stockholders of NYNEX. We express no opinion concerning any tax consequences of the Merger, including the Certificate Amendment, other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change after the date hereof in applicable laws or in the facts and circumstances surrounding the Merger, including the Certificate Amendment, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in that connection therein. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                                   Very truly yours,


                                                   /s/Weil, Gotshal & Manges LLP